UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10/A #1

                        GENERAL FORM FOR REGISTRATION OF
                 SECURITIES Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                 20-1207864
----------------------------------------         -----------------------------
    State or other jurisdiction of                  IRS Identification No.
     incorporation or organization

                          2000 Wadsworth Blvd, PMB 179
                               Lakewood, CO, 80214
       -------------------------------------------------------------------
               Address of principal executive offices) (Zip Code)

                                  (303)507-4560
       -------------------------------------------------------------------
                           Issuer's telephone number:

                        Securities to be registered under
                           Section 12(b) of the Act:

Title of each class to be so registered           Name of each exchange on
                                                 which each class is to be
                                                         registered
----------------------------------------          -----------------------------
 Not Applicable                                        Not Applicable

          Securities to be registered under Section 12(g) of the Act:
      -------------------------------------------------------------------
                  Common Stock; no par value (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One).

Large accelerated filer    [___]         Accelerated filer               [___]
-------------------------------------------------- ---------- ---- -------------
Non-accelerated filer      [___]         Smaller reporting company       [_X_]
-------------------------------------------------- ---------- ---- -------------



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                                TABLE OF CONTENTS

                                                      Title                                     Page Number
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PART I
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Item 1                BUSINESS                                                                       1
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Item 1A               RISK FACTORS                                                                   19
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Item 2                FINANCIAL INFORMATION                                                          21
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Item 3                PROPERTIES                                                                     27
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Item 4                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                 28
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Item 5                DIRECTORS AND EXECUTIVE OFFICERS                                               30
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Item 6                EXECUTIVE COMPENSATION                                                         34
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Item 7                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                 36
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Item 8                LEGAL PROCEEDINGS                                                              37
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Item 9                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND            37
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Item 10               RECENT SALES OF UNREGISTERED SECURITIES                                        39
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Item 11               DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED                        43
------------------ -- ---------------------------------------------------------------------- -- -------------
Item 12               INDEMNIFICATION OF DIRECTORS AND OFFICERS                                      43
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Item 13               FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                                    44
------------------ -- ---------------------------------------------------------------------- -- -------------
Item 14               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND                44
------------------ -- ---------------------------------------------------------------------- -- -------------
Item 15               FINANCIAL STATEMENTS AND EXHIBITS                                              45
------------------ -- ---------------------------------------------------------------------- -- -------------

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



(Comment #2 Deletion)


ITEM 1.  BUSINESS

General

         The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to "IPA," or the "Company" are to International Paintball Association, Inc.

International Paintball Association, Inc. a Colorado corporation was incorporated in the State of Texas on May 8, 2004 as 4G Paintball, Inc. and was originally based in Dallas, Texas. We have since redomiciled to Colorado by merging with International Paintball Association, Inc. our wholly owned subsidiary in September 2008. We are now based in Lakewood, Colorado. Our Company was formed for the purpose of providing, services and products in connection with paintball sport activities. Paintball sport activities are those activities by persons who are using paintball equipment and accessories for entertainment in various interactions with other paintball enthusiasts whether organized formally or in ad hoc activities. (Comment #3) Our Company filed this Form 10 on a voluntary basis in order to become a 12(g) registered company under the Securities Exchange Act of 1934.

As of the date of this Registration Statement, we are a development stage company with no current revenues and start up operations, and we have achieved net losses of approximately $(1,893,102) since inception. We have relied solely on sales of our securities and loans from officers, directors and shareholders to fund our operations. We are in the process of raising financing to execute our business plan and fund future operations. As such, we are considered to be in the development stage. We have had minimal revenues to date and our net loss for the year ended December 31, 2007 was $310,999 and for the most recent interim period (September 30, 2008) was $200,450. (Comment #4) Our auditor has issued a going concern opinion in his audit opinion which indicates substantial doubt that our company many continue operations due to lack of revenues and lack of capital. (Comment #5)

Our primary activities to date have consisted of organizing our Company conducting an initial round of private financing to obtain "seed" capital and designing our business plan, including interviews with industry participants, visits to paintball facilities, locating website development firms, architectural firm, trademark attorneys, and suppliers of paintball markers, paintballs, and equipment, as well as real estate brokers. We have not engaged any of these vendors and do not intend to engage them until we have raised additional funds in this offering and following this offering. We believe, however, that these contacts have provided us with additional due diligence on field construction, placement and operations and supply chains such that when we have raised additional funds in the future, (Comment #7) we can move forward with the initial and second phases of our business plan discussed in Management's Discussion and Analysis or Plan of Operations, and below. We did not spend any funds on research and development activities in the fiscal years ended December 31, 2006 and December 31, 2007, respectively. Prior to 2006, we had revenues from several test events that we sponsored, which would not be considered recurring income. (Comment #6)

(Comment #4)

We have had no revenues to date, and from January 1, 2006. We recorded a net operating loss of approximately ($310,999) in 2007 versus net loss of approximately ($363,762) for 2006. Our basic loss per share was $(0.05) in 2007 versus a basic loss per share of $(0.09) in 2006. Prior to 2006, we had revenues from several "test of concept" events that we sponsored.


We recorded a net operating loss of approximately $(200,450) in the nine months ending September 30, 2008 versus net loss of approximately $(187,711) for the same period in 2007. Our loss per share was $(0.02) for the nine months ending September 30, 2008 versus a basic loss per share of $(0.03) for the same period in 2007.

DESCRIPTION OF BUSINESS PLAN

We have developed a business plan to promote products for paintball activities, attempt to create, brand identity in paintball and create a sanctioning body for professional, semi-professional and amateur paintball leagues and play. As NASCAR is to stock car racing and the PGA is to Golf, International Paintball Association intends to attempt to become the sanctioning body of Paintball play. (Comment #12) By this we mean to establish uniform rules of paintball tournament play with standards of facilities, play rules uniform scoring, safety, a hierarchy of tournaments and a system of ranking players and teams, among other organizational pieces. We will draft these rules and standards and require those who affiliate with our organization to abide by these rules and standards. We believe we can establish our rules and standards in 180 days from February 2009 and it will be up to the public and players as to whether we are accepted as the Sanctioning Body which could take years. We have no competition of other sanctioning bodies in paintball and there are no professional or semi-professional paintball players or leagues as of this date. (Comment #9). Our business plan is not contingent upon becoming the sanctioning body. There is no assurance that our company can accomplish the goal of becoming the sanctioning body of paintball play. (Comment #8)

We intend to create a membership organization, in which paintball enthusiasts can become members and interact with fellow athletes and enthusiasts and have access to products, events and tournaments as part of our marketing plan. We intend to initially attempt this through the usage of the internet, and by co-marketing with Paintball vendors and suppliers through advertising

Our primary target market is males aged 13-34, which generation's behavioral, attributes are considered unique and tough to address by traditional product marketers. We believe attributes such as, a need for consistent feedback and recognition, safety, instant gratification, technology based social life and desire for reality based experiences, are satisfied by the sport of paintball. For example, the generation that grew up on reality television shows and considers the "Survivor" model to be the norm, are thrilled by the adrenaline rush of fast paced, realistic paintball scenario play, with the "last man standing" the winner. We intend to attempt to create a brand that has life-style qualities for this target market, encouraging daily visits to the website for social networking, and paintball sport updates, off-field team building, and balanced work/play lifestyle.

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International Paintball Association's Proposed Lines of Business

We have two major lines of proposed business, the first is product based and the second, acting as a governing body of the Paintball Sport, involving the provisioning of services to members and affiliated parks and facilities. The product aspect of the model is intended to generate direct revenue, while the services segment may cover its own costs in the near term.

The services segment may allow us to build market share and brand recognition, in anticipation of the creation of farm teams that participate in regional tournaments and pro leagues, which would allow us to tap into spectator event generated revenue, as well as media coverage and sponsorships.(Comment #13) We intend to sponsor "Farm Teams" (teams of local paintball players who compete against each other on a local level" in local areas in conjunction with local parks or paintball facilities starting in third quarter 2009 where we use our brand "IPA" to join with local businesses as financial sponsors, (generating advertising for the local business) very similar to minor league baseball local teams. This "Farm Team" strategy will be financed as part of our overall strategy, planned in 3rd Quarter 2009 when we intend to attempt to achieve $2,500,000 in new funding.

Product  Based  Business

Although we are primarily a service provider, we also offer products to assist our customers in playing the sport. Our clothing line is a tool we plan to use to help promote the sport as well as show support for the sport. The following products and services will be offered to the public via our website and at our events with the goal of generating an additional revenue stream for the company.

We are currently seeking proposed agreement(s) with distributors, whereby we will have access to a complete line of paintball items without physically handling inventory and distribution. (Comment #14) We currently have obtained products lists, and order information for approximately product lines in paintball products which are available wholesale or on a private label basis. We have not ordered any at this time because we want to coordinate with our other activities as we raise capital for operations. We do not have a firm timeline for completing agreements. We do not anticipate licensing arrangements with suppliers of our products at this point in time. For our currently available product on our website, we rely on third party suppliers on an as needed basis, and have no firm long term supply commitments. We do not manufacture any products, nor do we ever expect to do so. Our product marketing, as planned, includes:

o        Gear, markers (guns), masks, vests, goggles, etc.
o        Consumables, i.e. paint balls themselves
o        Apparel
o        IPA logo items, such as shirts, hats, bags, etc.
o        Gifts and gift cards

Clothing - We intend to provide a line of clothing to our customers. International Paintball, Inc. will not manufacture the clothing it may sell, but intends to offer designs that are produced by a third party manufacturing company. The clothing may be sold through website sales, at tournaments and through wholesalers, with International Paintball, Inc. promoting the clothing at events and through links on its website.

The clothing will carry the official International Paintball Association, Inc. label and authentication and the clothing's main purpose is to promote paintball as a lifestyle while also giving players a stylish alternative to some more conservative clothing lines available within the market. This clothing line will be offered to customers via our website and it will also be sold at the tournament events. We believe that it will act as an additional revenue generator.

Equipment - Various types of equipment from third parties will also be sold on our website as well. This equipment will include paintballs, masks, markers, and accessories. By doing this, we can illustrate the type of equipment that is expected to be used by players participating within our tournaments, leagues and events while also seeking to diversify our revenue generating activities. We have identified companies to provide product and distribution services on an out-sourced basis with positive gross margins to the Company. We seek an agreement that gives the Company access to a range of paintball related products, will allow it to introduce its own branded products, and to have initial buying power in the market place without the cost of establishing warehouse and distribution facilities. We will also intend to establish a web affiliate program available to member parks only, that establishes relevant links for web ranking purposes, while driving volume. As visitor volume increases on the website, we believe advertising opportunities and sponsorships will become another source of revenue.

Planned Services

The "International Paintball Association", a proposed membership association managed by our Company, plans to provide services to its members, as a way to build brand loyalty and establish market share. Association memberships will be sold for an annual fee. Free Membership would have no perceived value and therefore will not be offered. (Comment #15)We currently are not providing any tournament or league sanctioning or management. We plan on commencing such activities in the third quarter of 2009, conditioned upon achieving adequate capital for such operations. We have planned on a budget of about $500,000 for this business segment (See Plan of Operation). We have no committed sources for this funding required. Our timeline is to implement this phase in the next twelve months.

Planned Industry Segment Services

1. Step-by-Step Players' Guides to IPA Series Paintball Tournaments - These booklets will include calendars of upcoming events to help teams map out what events they will want to participate in, a step-by-step guide on what is needed for all the tournaments, and how to play the different types of tournaments that we plan to will organize. This guide will provide information on different courses that competitions will be help at, as well as information on some of the major professional teams that compete within the Series.

2. Operations Manual - This guide will act as an operations manual to enable tournament operators to run our tournaments.

3. Event Planning - We intend to provide event planning services in a wide range of applications that involve paintball play. We will seek to enhance satisfaction in the areas of appearance, performance, and level of play and will utilize all available resources to ensure that only the highest quality services are delivered.

     Planned Player Services:

o Web store discounts, special pricing on registration o Online registration for leagues and tournaments

o Paintball news updates, skills tips, tactics, scenarios, etc. o Free logo items i.e. window cling that acts as parking pass, bag tags

o    Access to forums, chats, rankings

o    Access to web based education, for consistency in skills, signals, etc.

o IPA player service and regulatory agency for dispute resolution Planned Member Park Services

o Professionally created marketing collateral designed/available at volume pricing

o    Plug-in marketing promotion kits designed/available for park implementation

o Member kit: IPA banner, fill-in-the-blank press release, official rules, etc.

o    Use of IPA online registration

o    Volume purchase pricing for pro-shop products

o    Web store affiliate program o Centralized IPA Park Directory

o Regulatory body for leagues and tournaments o Co-op advertising and brand sponsorship

One early focus of the Company will be to create and sponsor a sanctioning body of Paintball managed by our company by providing:

o        Tournament and league sanctioning and management

o        Membership administration and management

o        Web Store & merchandising for products and services

o        Marketing and branding services

o        Spectator revenue

Proposed  Web Store & Merchandising Products and Services

We intend to develop and operate a Web Store for the purpose of selling, under the IPA name, paintball products including:

o        Paintball Guns
o        Accessories
o        Consumables (Paint)
o        Apparel
o        Gifts
o        Other Branded Merchandise


Our website, www.internationalpaintballassociation.com, is designed to provide membership registration and product sales, generating an initial source of revenue. In the future, we intend to expand the website with added services that include online league/tournament registration, rules and safety information, realistic game scenarios, forums for competitive banter, forums to share product recommendations, update on paintball news, etc., or to just chat. The concept is that traffic will thus be driven to our IPA online store for gear, accessories, apparel and paint purchases. As visitor volume increases we intend to seek advertising opportunities as another source of revenue.


Membership Administration and Management

We intend to offer different membership and competitor - options ranging from general membership, park and facilities membership up to professional level - membership. These memberships are intended to provide member benefits that are designed to drive brand loyalty to the International Paintball Association, traffic to the web store and visits to our member parks and facilities. Planned membership benefits are to include:

For Individuals:

o        Sense of belonging with peers and with a group of "players"
o        Discounts to park admissions and tournament play
o        Discounts on merchandise
o        Interactive forums, communities to share ideas and connect with others
o        Newsletters and training and tactic material
o        Access to leagues and associated play
o        Ability to track their performance in league play
o Ability to progress and develop into higher categories of play - turn pro.

For Parks and Facilities:

o Access to players in their areas from IPA membership lists o Traffic driven to their facility

o    Market awareness around paintball

o    Discounted merchandise for sale in their pro shops

o    Website affiliate program access, earn on sales directed to IPA site

o    Joint and co-op advertising and marketing opportunities

o    Economies of scale in advertising and marketing

o Park Member kit including, press release template, banners, and marketing collateral

o    Scalable Operations Plan centrally developed

o    Governing Body for dispute resolution and consistent rules


Proposed Marketing Services

Our research indicates that the present paintball industry is characterized by over 2,000 fields and facilities that are mostly "mom and pop" operations, which focus on the local market. There were approximately 325 series or league events held in the past year with little centralized coordination. Participants were enticed to events through local marketing efforts and word of mouth. Management believes a (Comment 16) paintball sport, "brand" with associated advertising will benefit affiliated parks and facilities through increased player traffic through consistent identity to their locations.

Proposed Tournament and League Sanctioning and Management

We have test marketed tournament events, (Comment 17) in 2005 in the Dallas and Houston, Texas area with 2 events, in preparation for larger scale operations. We had approximately 100 attendees at each event. These events were used to test the business concept and to test event structure in preparation for scalable operations.

The first event was unprofitable losing about $6,000. We learned from that unsuccessful experience and our second event (in Houston, Texas) had $36,000 revenue and approximately $17,000 in profit. We also tested a league system in 2005 in a local paintball facility in Dallas, and were encouraged by the participation by players. It was obvious to us after this experience that it would require more organization over larger geographic area with consistent rule applied in order to have any chance of success with our business model.

Based on this experience, we have developed our concepts further and drafted event rules. We believe such a foundation is what could make the tournaments and league play more consistent and leads to the scalability of league play. We intend that participants in leagues and tournaments will be required to be members of IPA and the events will be at IPA member facilities. Additional revenue opportunities may exist for the sale of expendable products (paint), event apparel, commemorative items, team uniforms, IPA branded merchandise, and concessions. We believe tournament and league play provides three key advantages:

o Drives product sales for IPA branded products;
o Develops  players for higher league,  semi-pro and  professional  teams; and
o Drives traffic to member facilities, as part of the marketing services that IPA is offering.

Organization of Events (Comment 15)

     We intend to pick quarterly event dates in local areas for local tournaments which we will promote through advertising in local media, paintball stores, and to our mailing lists of members and enthusiasts. We will have annual regional playoffs for local top competitors. Our company will co-sponsor these events with local paintball facilities and retailers and national merchandisers.

Affiliations with Parks & Facilities

We intend to offer affiliation with or association to paintball facilities and local retailers and national merchandisers. By such affiliation we will co-market events at such facilities with the advertising participation of local retailers and national merchandisers to create the market perception of an industry collaborating at supporting the sport. Our affiliation will be based in our market surveys, with fees yet to be determined.

Plans for owned or Managed Facilities

We do not currently have any plans to acquire "owned facilities", nor to manage facilities, as that would require an entirely new management and ownership enterprise. (Comment #18)


Spectator Revenue Goal

We believe spectator revenues are the ultimate goal of the business plan. Our concept capitalizes on the collection of members competing in leagues and tournaments to build skill and name recognition. Our design of the approach builds in essence a "farm" system, developing players who ultimately form teams to compete, first in higher division recreational leagues, then finally in semi-pro and professional leagues. Once professional play is implemented, we believe additional revenue opportunities that may be driven by spectators are possible.

The sources of these revenues may include:

o        Admission fees
o        Concessions
o        Commemorative Event Programs, with team bio's, advertising, etc.
o        Product merchandising
o        Television
o        Sponsorship

Events can be held in independent facilities or in our owned or managed facilities in the future. We don't own or manage any facilities now.

Planned Tournaments - The tournaments that IPA intends to organize have been given the name IPA Tournament Series. This series includes different tournaments that may be schedule all over the states of Texas California and Florida. There will be three different skill levels that different teams will be able to participate in. These skill levels are as follows:

o Rookie: these are the beginners of the tournament. They have only participated in tournament play for a limited time and are working on gaining critical experience required to compete in the higher skill levels.

o Novice: The players on a novice team have been participating in tournament play for one to three years and are generally better than the rookie players, but do not have the required skill to participate successfully on the pro level.

o Open or Professional: These are players that have been participating in tournament play for over three years and are generally the best players in the game. Many teams play constantly in as many tournaments as possible, no matter where they have to travel.

o The price will vary depending on the rental price of the different facilities that we will be using, but generally, the price will be $125 for a rookie team, $250 for a novice team, and $300 for a pro team.

Each team will consist of nine players, of which only seven can play at any one time. Each team in each difficulty level can have two players that are classified in the category higher than theirs. For example, a rookie team can have two novice players on their team and still be considered a rookie team. Any more than two players in a higher difficulty class will force the team to register in the higher difficulty level.

SALES LITERATURE

We will use various forms of sales literature to help increase awareness of our tournaments and also to recruit teams of all skill levels. We will have specialty brochures developed that specifically outline all events that will be organized by us and these brochures will be directly mailed out to registered users of our website as well as teams and spectators in the audience who sign up on our mailing list at our tournaments. We will have contact numbers as well as information detailed on what future tournaments or products will be available from us. We will also distribute brochures to help in the promotion of our unique and innovative clothing line. In addition, we plan in the future on promoting their events via radio advertising, television spots, cable TV, newspapers, industry publications, public relations and internet via the company website as well as electronic mailing to registered players and paintball enthusiasts throughout our entire target market.

Competitive Strengths

We believe we will have a competitive edge within the industry in that we are one of only a few companies whose main focus is on the development and organization of paintball tournament leagues and events There are several other paintball associations as discussed on p.14 hereof (comment #19) which might be considered competitive to our company. We are not aware of any other bodies seeking to become recognized as Paintball "sanctioning bodies". Many people and organizations organize one or a few paintball tournaments, but not in the type of series setting or on the scale that we offer. Our planned IPA Tournament Series will seek to pioneer the way paintball players think about tournaments, leagues, and events and will help to develop the sport to become more organized and well known within communities where there is little organization for the sport. We plan on being a pioneer in the industry in many of the markets that we will be serving, and being the initial and only governing body, thus giving us a first-mover advantage.

Business Strategy for Association Business

Our business strategy is to position the "International Paintball Association" as the official governing body of the sport of paintball. As such, it will not only be the final arbiter in issues involving rules and professional play, but also will be a consolidating influence in a fragmented sport, thus raising the level of spectator participation, sponsorships and media attention. We hope to attain this strategic objective with aggressive membership building campaigns and a family of branded products and services offered to both players and member parks including:

o        Member discounts and website privileges
o        Website social network with inter- team rivalries, and daily posts
o        League and tournament support
o        Member newsletters for scenarios, skills, tactics, league news, etc.
o        Farm team feeder system to paintball professional teams
o        Park member gear discounts and website affiliate program
o Marketing materials generated centrally with economies of scale/ professionalism
o        Benefit of centrally executed campaigns
o        Pre-designed local campaigns for member park use
o        Rules and regulations centrally administered

Pricing Strategy

The sanctioning body, as conceived by us, "The International Paintball Association" is intended to offer high-level tournament play for all skill levels. For this reason, we will seek to price our services appropriately to appeal to the rookie and novice players, but high enough not to repel the pro players that are willing to pay a larger fee to compete in a competitive atmosphere. With that in mind, we will look to price its tournament entry fees and product offerings in accordance with current industry standards and market prices.

Invoice Annual Fees (2 years) $50/yr.

Competitors Annual Fees up to 5 years or until tournament (region) achieved $150

Pro (after 5 yrs) $250

(Comment #20)

We will be offering non-IPA logo paintball products at average market price, initially, but have not set such prices except the "Starter Kit" @ $285 with a jersey. In cases where IPA bundles products together, we intend to charge a 10-15% premium over items purchased separately, and include a unique IPA item. For example, the IPA Starter Kit with camouflage backpack might be priced 15% higher than the items purchased separately.

Promotion Strategy

Our management believes our (Comment #21) target market prefers to obtain its information electronically, our promotions strategy will reflect our research in how to communicate to 13-34 year old males. Consequently, IPA's website will become a primary vehicle for product promotions such as up sell, newsletter campaigns, member specials, forum product reviews, viral marketing tactics, etc. In addition we plan to offer member parks use of IPA promotion designs for local implementation, as well as the ability to tap into volume buying power through an IPA affiliate program.

Market share and market presence to build brand identity will be our initial goal. (Comment #22) We currently have no brand awareness and consequently cannot be considered a "brand". Our promotions will be centered on registering members from our targeted geographies. Tactics such as local TV and radio ads, print media, direct mail, public relations, and contests are planned, all driving traffic to the IPA website. Initially, IPA plans to offer free, or discounted, park membership to approved facilities who generate a minimum number of IPA members from their existing customers, thus tapping into their customer base, and enlisting the park's help in closing memberships.

Product promotions are planned to these same lists. The IPA web store will be dominant in all tactics, to drive visits and conversion to sales. Member parks that join our affiliate program will benefit from our inventory and volume buying power, while driving additional page views on our site, and sales conversions. As product becomes a greater revenue contributor to IPA, we plan to expand into IPA logo items, and then to expand to custom team apparel, as well. These items will be sold at tournaments, on our website, and be worn by IPA sponsored players and teams.

A detailed promotions plan has been created and will be implemented according to budget.

Sales Strategy

IPA's sales strategy will focus upon the brand awareness generated by the marketing tactics mentioned, with limited use of inside sales where appropriate. We currently do not have any brand awareness.(Comment #22) Targets generated by market research and made aware of IPA through marketing, may be personally invited to be a participant in an IPA event. Member park targets may be called upon directly by a paintball professional or ex-military sharp shooter, for example, acting on IPA's behalf. IPA intends to hire professional and semi-professional paintball players, and retired police and military, to act in a sales capacity.

Competition

Our "International Paintball Association" is intended to serve the same function in the sport of paintball as NASCAR is to car racing or PGA is to golf.

Competition in the Product Segment

Competition includes companies currently selling paintball gear via ecommerce, in local paintball shops, and big box retail, paintball online forums, existing paintball tournaments and/or leagues, and existing paintball associations. The Company's products will be distinguishable from our competition by the use of the IPA brand and logo.

The competitive manufacturers of gear and distributors operate both from retail outlets and also through the internet. Some of the direct competition to International Paintball Association include: KEE Action Sports, Tippman, Jarden JT Sports, DYE Paintball, ActionVillage.com, NXe, Planeteclipse.com, Procaps, smartparts.com, specialopspaintball.com, and angelpaintballsports.com.

Paintball supplies and gear can also be purchased from such recognized retailers as Sports Authority, Dicks Sporting Goods, Kmart, and Target. We currently are not competing with these retailers because we have not commenced a significant operation.
(Comment #23)

Competition in the Services Segment

We believe the competitive advantage IPA has is that no other entity in the sport has expanded its role to include the performance of a governing body combined with player and park membership recruitment. Each segment of the industry has successful participants, but none of these have stepped up to the role of branding and consolidating the sport, with centralized economies for members and ecommerce gear sales, and online forum social networking, and farm system for players, combined. IPA intends to recruit members, while highlighting the benefits of membership. Currently Existing Competition Paintball
Associations:

Comment #9

American Paintball Players Association, APPA: An online league and event sign-up system with 50 leagues, and a membership consisting of approximately 45,000 players. While members get an ID number, its true purpose is to provide registration for events.

The Paintball Sports Trade Association, PSTA, was established in October 2007. The goal of this association is to "increase awareness, participation and acceptance of Paintball all over the world". (PSTA website home page May 2008 www.paintball.org) While the PSTA has "members", the list includes gear vendors and tournaments. Their website provides safety and player "getting started" information, as well as resources to start a paintball business. PSTA is currently a business "trade association" and does not appear to be planning to recruit parks and players as members, or to provide centralized economies of scale in gear purchases and marketing to parks. With its member list however, PSTA has the endorsement of some important industry players and therefore poses a competitive threat to IPA.

There are several existing online forums such as, Warpig.com, PBNation, Paintballforum.com, pbcentral.com, pbstar.com, pbreview.com and specialopspaintball.com.

Existing Tournaments include: NPPL, NXL, World Cup, Spyder Cup, Millenium Series in Europe, XPSL League

Employees

As of September 30, 2008, International Paintball Association had no full time employees. The officers and directors currently provide certain services dedicated to current corporate and business development activities on an as needed part-time basis. Officers currently serve up to 20 hours per week.

Capital Structure

International Paintball Association currently has 100,000,000 shares of common stock, no par value per share, authorized by the Company's articles of incorporation as amended. As of September 30, 2008, the Company had 10,249,166 shares of common stock issued and outstanding.

The Company has 10,000,000 shares of preferred stock, no par value per share, authorized by the Company's articles of incorporation. As of September 30, 2008, the Company had no shares of preferred stock issued and outstanding as a result of the conversion of preferred shares to common

There is no public trading market for our common stock at the present time.

Financial Information about Geographic Areas

All of the Company's revenues are presently designed to be derived from customers within the United States. All of the Company's assets are currently located in the United States.

Administrative Offices

The Company's principal address is 2000 Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214, and the telephone number is (303)988-3543; and the facsimile number is (303)237-1661. The Company does not currently pay monthly rent for the use of this address, which is the office of the Company's accountant.

ITEM 1A.  RISK FACTORS


                           FORWARD LOOKING STATEMENTS

This registration statement includes forward-looking statements, including, without limitation, statements relating to International Paintball Association, Inc. plans, strategies, objectives, expectations, intentions and adequacy of resources. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause International Paintball Association's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, among others, the following: ability of International Paintball Association to implement its business strategy; ability to obtain additional financing; International Paintball Association's limited operating history; unknown liabilities associated with future acquisitions; ability to manage growth; significant competition; ability to attract and retain talented employees; and future government regulations; and other factors described in this registration statement or in other of International Paintball Association filings with the Securities and Exchange Commission. International Paintball Association is under no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  Risk Factors

                          GENERAL BUSINESS RISK FACTORS

WE ARE A DEVELOPMENT STAGE BUSINESS WHICH IS HIGHLY RISKY

International Paintball Association, Inc., through its predecessor, commenced operations in 2004 and is organized as a corporation under the laws of the State of Colorado. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that we could sustain losses in the future. There can be no assurances that we will ever operate profitably.

WE WILL DEPEND ON MANAGEMENT, AND IF WE LOSE MANAGEMENT, OUR COMPANY MAY BE AT RISK IF WE CANNOT REPLACE THEM.

Our business will be significantly dependent on International Paintball Association's management team. Our success will be particularly dependent upon President and CEO Joy Gibbons, Ms. Gibbons will rely on the active support of her leadership team: David Martinez, our COO and Jeff Huitt our CFO. The loss of any one of these individuals could have a material adverse effect on our Company. Management is not working full time for us and each devotes about twenty hours per week to our operations.

(Comment #25)
(Comments 5, 24) OUR AUDITORS HAVE ISSUED A "GOING CONCERN" OPINION WHICH IS CAUTIONARY TO POTENTIAL SHAREHOLDERS.

In our most recent audit our auditors expressed an opinion commonly called the "Going Concern Opinion", in which the auditors indicate substantial doubt that our company can continue due to lack of capital and revenues. This should indicate to potential investors that business could fail in its current condition.

WE HAVE INCURRED NET LOSSES AND MAY NEVER OPERATE PROFITABLY
(Comment #24)
Our shareholder may be at risk of our business failing because, since inception we have had net losses totaling $1,893,102. During the nine months ended September 30, 2008, we incurred a net loss of $ 200,450. There is no assurance we will ever operate profitably and continued net losses would eventually cause us to cease business.


WE ARE A PUBLIC COMPANY WITH SIGNIFICANT ANNUAL EXPENSES TO MAINTAIN THE PUBLIC SEC REPORTING STATUS OF THE COMPANY.
(Comment #24)
The annual expenses of legal accounting and audits for an SEC Reporting company are significant and such expenses may erode or eliminate the profits, if any ever are generated, which could jeopardize any investment in the company.

WE MAY BE EXPOSED TO RISKS OF BORROWING, DUE TO WHICH, IF SECURED BY ASSETS, IN EVENT OF DEFAULT WE COULD LOSE OR ASSETS.

(Comment #26)

We have incurred indebtedness, totaling $840,947 at September 30, 2008 and a portion of our cash flow will have to be dedicated to the payment of principal and interest on such indebtedness, also typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement or any of our existing in debtedness could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of our Company. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, operating results or financial condition.

WE HAVE ALL OF THE RISK OF NEW UNTESTED VENTURE, AND INVESTORS COULD LOSE THEIR INVESTMENT AS A RESULT OF ANY OF SUCH RISKS.

We are a development stage business. We have a limited history of operation and no history of earnings. As a new development stage business, we will be subject to all of the difficulties associated with establishing a new business enterprise, including the following: hiring and retaining skilled employees or contractors; licensing, permitting, and operating problems; competing with established operators; and implementing the business infrastructure and support systems to effectively carryout the business plan.

WE ARE SUBJECT TO GENERAL ECONOMIC CONDITIONS WHICH, AS THEY ARE TURNING DOWNWARD, COULD MAKE OUR VENTURE LESS LIKELY TO SUCCEED

The financial success of our Company may be sensitive to adverse changes in general economic conditions in the United States and the Western US, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the paintball industry which is our business. Management believes that the services developed by us can develop value long term. Nevertheless, we have no control over these changes.

WE WILL CONTINUE TO HAVE A NEED FOR ADDITIONAL FINANCING, AND WITHOUT ADEQUATE FINANCING TO CARRY OUT OUR BUSINESS PLAN, WE COULD FAIL.

We have very limited funds and such funds will not be adequate to carry out the business plan without borrowing significant funds. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with its modest capital.

WE HAVE NO REVENUE HISTORY, AND INVESTORS HAVE NO WAY TO GUAGE THE BUSINESS BASED UPON HISTORY OF REVENUE

We were incorporated under the laws of the State of Texas in 2004 and redomiciled to Colorado in 2008. We were organized for the purpose of organizing the emerging sport of Paintball into league and tournament play and positioning ourselves as managing the governing body of the sport. We have not earned significant revenues from our limited operations. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE CAN OFFER NO ASSURANCE OF SUCCESS OR PROFITABILITY, AND INVESTORS WILL HAVE A HIGH RISK OF LOSS

There is no assurance that we will ever operate profitably. There is no assurance that it will generate revenues or profits, or that the value of our shares will be increased thereby.


                    RISK FACTORS RELATING TO THE COMMON STOCK

OUR STOCK IS A HIGHLY SPECULATIVE INVESTMENT

Due to the highly speculative nature of our business, Investors should not invest unless they can financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

INVESTORS SHOULD BE AWARE THAT REGULATION OF PENNY STOCKS MAY CREATE A LIQUIDITY CHALLENGE FOR OUR STOCK

Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities may constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the our securities.

WE ARE NOT REGISTERED IN STATES UNDER BLUE SKY LAWS, WHICH MAY MAKE OUR STOCK UNMARKETABLE

Because the securities registered hereunder have not been registered for resale under the blue sky laws of all states, the holders of such shares and persons who desire to purchase them in any trading market, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities in any particular state. Some jurisdictions may not under any circumstances allow the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider the secondary market for our securities to be a limited one.

WE DON'T BELIEVE DIVIDENDS WILL BE PAID ON OUR STOCK WHICH MAKES VALUE OF THE STOCK TOTALLY SPECULATIVE AND THE INVESTOR CAN HAVE NO MEASURE OF VALUE BASED UPON DIVIDENDS

We have has not paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future. We would use our profits, if any, to build our business.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY, AND WE HAVE NO REVENUE HISTORY TO SHOW VALUES OR SUCCESS.

There is no-assurance that we will develop our business to profitability. Even if the Company executes on our business plan, there is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY PLACE INVESTORS AT RISK DUE TO A LACK OF DIVERSIFICATION

Because of the limited financial-resources that we have, it is unlikely that we will be able to diversify its acquisitions or operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

ITEM 2.  FINANCIAL INFORMATION

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the notes thereto set forth herein. The matters discussed in these sections that are not historical or current facts deal with potential future circumstances and developments. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below.

Overview

We were incorporated under the laws of the State of Texas in 2004. In 2008, we merged with our wholly owned subsidiary, International Paintball Association, Inc. incorporated under the laws of the State of Colorado. We were organized for the purpose of becoming the governing body of paintball, to manage and promote league and tournament play, and to market products. Our fiscal year end is December 31.

Basis of Presentation - Development Stage Company

We have not earned any revenues from limited operations. Accordingly, our activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS & are that our financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of our inception.


Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results from operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this Financial Information section where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note one in the Notes to the Consolidated Financial Statements beginning on page F-1 of this document. Note that our preparation of this document requires us to make estimates and assumptions that may affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period.

(Comment #27)

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2006 and 2007, and September 30, 2008 the Company had no balance in its allowance for doubtful accounts.

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed or products sold under contract terms, the price to the client is fixed or determinable, and collectibility is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded no material advertising costs in 2006, $1,200 in 2007, and $3,000 for the nine months ended September 30, 2008.

Financial Instruments

The carrying value of the Company's financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standard 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Segment information

International Paintball, Inc. is structured to operate primarily in a single operating segment, namely paintball park operation and the furthering of private and commercial interests in the activity.

Stock based compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(R), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

PLAN OF OPERATIONS WITH 12 MONTH BUDGET AND QUARTERLY GOALS


We intend to raise $1,000,000 in a private placement to finance the following twelve months of operations. There is no assurance that we will be able to achieve a $1,000,000 private placement in 2009, especially considering the current economic turmoil in world and US markets. (Comment #28) Our operating budget, should we raise the capital is:

------------------------------------------------------------------ ------------------------------------------
Enhanced Web Site Development and Operations                                                         $50,000
------------------------------------------------------------------ ------------------------------------------
Conference and Travel                                                                                 25,000
------------------------------------------------------------------ ------------------------------------------
Legal and Accounting                                                                                  65,000
------------------------------------------------------------------ ------------------------------------------
Branding, Marketing and Advertising                                                                  350,000
------------------------------------------------------------------ ------------------------------------------
General & Administrative Expenses                                                                    150,000
------------------------------------------------------------------ ------------------------------------------
Rent and Facilities Expense                                                                           45,000
------------------------------------------------------------------ ------------------------------------------
Insurance and Risk Management                                                                         50,000
------------------------------------------------------------------ ------------------------------------------
Working Capital and Tournament Operations                                                            265,000
------------------------------------------------------------------ ------------------------------------------
Total                                                                                             $1,000,000
------------------------------------------------------------------ ------------------------------------------


In the event that we are unable to achieve the placement of $1,000,000 we will reduce our budget categories pro rata.

During the first and second quarters of 2008, we used existing management resources to structure a marketing plan and complete brand strategy (Comment #29). Our existing management resources are Jeff Compton, David Martinez and Jeff Huitt. A hierarchical family of brands under the IPA umbrella has been planned with the specific attributes of the "Generation Y" (ages 14-34) target market as the design point. Using the International Paintball Association, Inc. as a springboard, we have designed a membership campaign, identifying key targeted member parks by geographic area, and initial player target lists. Geographies include; Texas, Oklahoma, Florida, Georgia and the Carolinas.

We have identified the Website design and vendors, and are staged for next steps of Non-Disclosure Agreements and specific design, as funding becomes available. Collateral marketing material outlines, press kit contents, value-add campaigns for parks, e-marketing and viral tactics identified, in addition to the initial promotional structure, all to be taken to final design implementation steps as funding allows (initially within "Operations" line item above).

In the Third Quarter of 2008, we developed a first phase website. This site will be a basis for future growth and establishes the initial relationship with the IPA brand. Our website includes the ability to allow member registration and fee collection, for both Parks and Individuals. Member forums, video updates, starter kit, league registration, and IPA contact information are also included. During the Fourth Quarter 2008, we will focus on bringing traffic to IPA's newly published website, signing up members and offering the retail product line planned to be offered through the website. The expansion of product lines may require physical facilities to distribute the products or partner with other distributors. Marketing and branding of the products and services of the company will be expanded using the data bases of both players and parks that will be established and populated from increased traffic to the web site. Online safety forms and tournament rules will be braded and made available to parks and players as the starting point for organized tournament and league play.

We plan to further market and advertise to drive additional traffic to the web site in the first quarter of 2009. This effort will be designed to grow revenue for the sales of products, market the service aspect of the business model to parks and to implement, selected and targeted tournament events. Operational plans will be made to launch the support of league play through rule making, scoring, team and player tracking for implementation in the second quarter of 2009.

The target market that our business plan addresses requires the continual enhancement and development of our Website to meet their changing expectations. The website upgrades will be developed in the Second Quarter of 2009 with more socializing, scoring news, community, blogging and other functionality. Product mix will be adjusted and enhanced, perhaps with IPA branded products as appropriate. The marketing efforts will be focused on continuing to build traffic to the website and to enhance the web-affiliate parks program.

Throughout the Third Quarter 2009, we intend to use the enhanced features of the web site to drive members to the website for online socializing, checking competitors' wins/losses, paintball news, videos etc, and they will be marketed to while visiting the site driving additional revenues. Viral marketing strategies will be used with the target-market-specific "look and feel" of IPA's website, to draw traffic in, and keep guests coming back. More targeted tournament play will be managed during the third quarter. League play will be monitored so that regional and national league championship tournaments could be organized.

In the last half of 2009, we plan campaigns to local businesses for corporate paintball outings to be implemented to drive utilization of Member Park facilities, all under the IPA umbrella. Special promotional pricing during events and membership sign up are planned to drive additional revenue, and website visits. League play and tournament play will be expanded during this period as well. Cross-sell, and up sell campaigns to be launched to further the brand and increase revenue. We believe traffic volumes will determine ad sales and sponsorship opportunities, as website volume increases.

Need for Additional Financing

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. As our operations expand, (Comment #30) our need for additional financing is likely to increase substantially. No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred. There is no guarantee that we will be able to obtain any additional financing. (Comment #31)

Results of Operations for Years Ended December 31, 2007 and 2006

Revenues for the year ended December 31, 2007 were zero, representing no change from the period ended December 31, 2006. We are a development stage company and are pre-revenue.

Our total operating expenses were $266,777 for the year ending December 31, 2007 as compared to the year ending December 31, 2006 which were $336,119 a decrease of approximately $69,342 or 21%. These decreases in operating expense was the result of management reducing payments for board services utilizing fewer consulting services an overall reduced operational expenditures. Management made these changes to stay within a smaller budgeted cash flow in 2007 as compared to prior years.. (Comment #32) The reduction in expenses were driven primarily by reduced directors fees of $3,500 for the year ending December 31, 2007 as compared to $52,500 in the same period of the prior year a reduction of $49,000; a reduction in professional service fees of $170,357 for the year ending December 31, 2007 as compared to $236,328 for the same period of the prior year a reduction of $65,971. These reductions were offset by an increase in travel expenses of $37,076 for the year ending December 31, 2007 as compared to $7,385 for the same period of the prior year an increase of $29,691.

Interest expense that is accrued but unpaid of $44,222 was incurred during the year ending December 31, 2007. This represents an increase of $15,268 as compared to $28,954 of interest expense incurred during the prior year.

We recorded a net operating loss of approximately ($310,999) in 2007 versus net loss of approximately ($363,762) for 2006. Our loss per share was $(0.04) in 2007 versus a basic loss per share of $(0.08) in 2006.

During the year ending December 31, 2007, We spent $170,357, or 64% of operating expenses on legal and accounting services and consulting services finalizing the business model, selecting the target market and specifically targeted clients, developing processes, procedures, contracts and related material required to begin and maintain operations and sales and marketing efforts. An additional $37,076 or 14% of operating expenses were used to on travel expenses for the purposes of raising additional capital.

Results of Operations for the Nine Month Period Ended September 30, 2008 Compared to Same Period in 2007

Revenues for the nine months ended September 30, 2008 were zero, representing no change from the same period ended September 30, 2007.

Operating expenses for nine months ended September 30, 2008 were $165,744 as compared to the same period the prior year which were $160,814 an increase of approximately $4,960 or 3%. The decrease in operating expenses was primarily related to the scaling back of operations to match available resources and to stay focused on the business plan and within budgeted levels of expenditures. We had planned to promote several events but did not have operating capital to conduct those events (Comment #32)

We recorded a net loss of approximately ($200,450) during the nine months ending September 30, 2008 versus net loss of approximately ($187,711) for the same period in 2007. This change is related to the reduction in operating expenses discussed above offset by an increase of $7,305 of interest expense over the period in 2007. Our loss per share was $(0.02) for the nine months ending September 30, 2008 versus a basic loss per share of $(0.02) for the same period in 2007.

During the nine month period ended September 30, 2008, we spent $66,800 or 40% of operating expenses on consultant services for finalizing the business model, selecting the target market and specifically targeted clients, developing processes, procedures, contracts and related material required to begin and maintain operations and sales and marketing efforts. General and administrative expenses were $24,423, while $25,225 was incurred for legal and accounting.

Liquidity and Capital Resources

From inception through September 30, 2008, we have funded our operations primarily from the following sources:

o Equity proceeds through private placements of International Paintball Association securities;

o        Loans and lines of credit; and

o        Sales of equity investments.

Cash flow from operations has not historically been sufficient to sustain our operations without the above additional sources of capital. As of December 31, 2007, the Company had cash and cash equivalents of $206 as compared to $3,680 for the same period in 2006. The working capital deficit as of December 31, 2007 was $659,561 as compared to $372,162 for the same period ending 2006. As of September 30, 2008, the Company had cash and cash equivalents of $287 and a working capital deficit of approximately $834,411.

(Comment #33) The Company expects to use some of the working capital proceeds from this private placement to bring current interest expense obligations. Additionally the Company anticipates the conversion of a portion of the debt into equity during the next twelve months. Finally, cash flow from operations funded by the private placement are anticipated to be used to satisfy outstanding liabilities.

Cash used by the Company's operating activities during the year ended December 31, 2007 was $192,974 compared to $127,320 during the year ended December 31, 2006. During the year ended December 31, 2007, there was an increase in accounts payable and accrued liabilities of $36,144. During the year ended December 31, 2007, net losses of $363,762 were reconciled by non-cash activities of $1,649 in amortization and depreciation expense and $23,600 in compensatory stock expenses.

During the nine months ended September 30, 2008, the Company used cash of $100,919 in its operating activities compared to $159,511 during the nine months ended September 30, 2007. During the nine months ended September 30, 2008, net losses of $200,450 were reconciled by non-cash activity of depreciation expense of $561.

During the year ended December 31, 2007 and the nine months ended September 30, 2008, the Company did not receive or use funds in its investing activities.

During the year ended December 31, 2007, the Company received $189,500 from its financing activities. The Company received $209,500 from notes payables and made payments of $20,000 on notes payable during the year ended December 31, 2007.

During the nine months ended September 30, 2008, the Company received $101,000 from its financing activities. The Company received $102,500 from notes payable and made payments of $1,500 on outstanding notes payable.

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS 162). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The Company does not expect the adoption of SFAS 162 to have a material effect on its results of operations and financial condition. In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (FSP APB 14-1). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis and will be adopted by the Company in the first quarter of fiscal 2009. The Company does not expect the adoption of FSP APB 14-1 to have a material effect on its results of operations and financial condition.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, "Determination of the Useful Life of Intangible Assets." This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, "Goodwill and Other Intangible Assets." The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (Revised
2007), "Business Combinations," and other U.S. generally accepted accounting principles (GAAP). This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company does not expect the adoption of FAS 142-3 to have a material effect on its results of operations and financial condition.

In March 2008, the FASB issued Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" (SFAS 161). The Statement requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities. It requires companies to better convey the purpose of derivative use in terms of the risks that such company is intending to manage. Disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company's financial position, financial performance, and cash flows are required. This Statement retains the same scope as SFAS No. 133 and is effective for fiscal years and interim periods beginning after November 15, 2008, or January 1, 2009 for the Company. The Company does not expect the adoption of SFAS 161 to have a material effect on its results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 141, "Business Combinations" (revised
2007) (SFAS 141-R), which provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. SFAS 141-R is effective for acquisitions in fiscal years beginning after December 15, 2008, or January 1, 2009 for the Company. The Company does not expect the adoption of SFAS 141 to have a material effect on its results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" (SFAS 160). This Statement amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning after December 15, 2008, or January 1, 2009 for the Company. The Company is currently assessing the impact, if any, the adoption will have on its financial position and results of operations.

On February 15, 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159). Under this standard, the Company may elect to report financial instruments and certain other items at fair value on an investment-by-investment basis with changes in value reported in earnings. This election is irrevocable. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," hedge accounting are not met. SFAS 159 is effective for years beginning after November 15, 2007. Early adoption within 120 days of the beginning of the Company's 2007 fiscal year is permissible, provided the Company has not yet issued interim financial statements for 2007 and has adopted SFAS 157, "Fair Value Measurements" (SFAS
157). Adoption of this standard did not have a material effect on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157), which clarifies the definition of fair value whenever another standard requires or permits assets or liabilities to be measured at fair value. Specifically, the standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 does not expand the use of fair value to any new circumstances, and must be applied on a prospective basis except in certain cases. The standard also requires expanded financial statement disclosures about fair value measurements, including disclosure of the methods used and the effect on earnings.

In February 2008, FASB Staff Position (FSP) FAS No. 157-2, "Effective Date of FASB Statement No. 157" (FSP No. 157-2) was issued. FSP No. 157-2 defers the effective date of SFAS No. 157 to fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of items within the scope of FSP No. 157-2 are nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods), and long-lived assets, such as property, plant and equipment and intangible assets measured at fair value for an impairment assessment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The partial adoption of SFAS No. 157 on January 1, 2008 with respect to financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material effect on the Company's consolidated financial statements. The Company is currently assessing the impact, if any, of SFAS No. 157 relating to its planned January 1, 2009 adoption of the remainder of the standard.

ITEM 3.  PROPERTIES

Our principal mailing address is 2000 Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214, and the telephone number is (303)988-3543; and the facsimile number is (303)237-1661. Effective June 1, 2008, the Company does not currently pay monthly rent for the use of this mailing address or other offices. We will office out of the homes of its executive officers until additional capital is raised. We do not own any real estate, trademarks or patents. (Comment #34) Prior to June 1, 2008, JH Brech, a related party, charged the company $800 a month plus office related expenses. These expenses are included in accrued expenses payable to related parties.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information with respect to the beneficial ownership of our Company's outstanding common stock by:

o each person who is known by us to be the beneficial owner of five percent (5%) or more of our common stock;

o Our chief executive officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and

o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of International Paintball Association, Inc. common stock that we believe was beneficially owned by each person or entity as of February 4, 2009.





                                                            Number of Shares of
                                                               Common Stock           Percent of Class
Name and Address of Beneficial Owner (1)                    Beneficially Owned       Beneficially Owned
--------------------------------------------------------- ------------------------ -----------------------

Brenda Webb, Chairman of the Board (3)                                  1,300,000                     13%

David Martinez, Chief Operating Officer                                   100,000                      1%

Jeff Huitt, Chief Financial Officer, Director (2)                         300,000                      3%

Jeff Compton, Director                                                     25,000                     <1%

Redgie Green, Director                                                     25,000                     <1%
                                                          ------------------------ -----------------------

All directors and executive officers as a group (six                    1,750,000                     17%
persons)

(1) Except as noted above the business address for all listed individuals or entities is International Paintball Association, Inc., 2000
Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214.

(2) Through Huitt Consulting, LLC.  Mr. Huitt is the Managing Member.

(3) Brenda Webb is a member of JH Brech, LLC, which owns 1,000,000 shares of common stock of IPA. Brenda Webb personally owns an additional 300,000 shares for a total of 1,300,000 shares.


Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believes have a reasonable likelihood of being "in the money" within the next sixty days.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company as of March 23, 2009 are as follows:

   NAME          AGE       POSITION WITH THE COMPANY    TERM PERIOD OF SERVICE


Jeff Huitt       47                  CFO, Secretary,            Annual
                                     Treasurer, Acting
                                     Interim CEO/President

Redgie Green     55                  Director                   Annual

Jeff Compton     32                  Director                   Annual

Brenda D. Webb   61                  Chairman of the Board      Annual

David Martinez   36                  Chief Operating Officer    Annual

BIOGRAPHICAL INFORMATION OF OFFICERS & DIRECTORS

On January 8, 2009, Wesley F. Whiting a director of the Company resigned. ON March 18, 2008 Joy Gibbons resigned as CEO/President and Director.

JEFF HUITT, age 47, became Chief Financial Officer of the Company in April 2007; and was appointed Acting Interim CEO/President on March 24, 2009.
(Comment #35)
Jeff Huitt serves as Chief Financial Officer at XsunX, Inc... where his responsibilities include financial, management and reporting. He has over 20 years experience in various management positions most recently as President of Parking Stripes Advertising, a private start-up media company from October 2006 to August 2007. Prior to that, he was COO/CFO of Diamondback as the company went through high growth and a recapitalization from January 2004 to October 2006. His additional experience includes CFO of iSherpa Capital, from October 2001 to January 2004 and Controller of Qwest Wireless from 1996 to 2000. Mr. Huitt is a CPA and holds two degrees from the University of Denver: a Bachelor of Science in Accounting and a Master's in Business Administration.


REDGIE GREEN, Director, age 55;

Mr. Green has served as a director of the Company, since March 2006. Mr. Green has been Secretary and Director of Dynadapt System, Inc. (now Sun River Energy, Inc.) since 1998. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green was a director of Colorado Gold & Silver, Inc. in 2000. He was a director for Houston Operating Company in late 2004 until December 2004. He served as a director for Mountains West Exploration, Inc. in 2005-2006. He is a director of Concord Ventures, Inc. (formerly Cavion Technologies, Inc.) (2006) and was appointed as an officer and director of Captech Financial, Inc. in May 2006. He served as a director of Baymark
Technologies, Inc. 2005-2006 to July 2007. He was appointed as a director of Aspeon, Inc. in 2007. He has been appointed a director of Intreorg, Inc.

MS. BRENDA D. WEBB, 61, Chairman of the Board

Ms. Webb has served as a Board Member of the Company since 2004. Ms. Webb has an extensive background that includes seven years with the Trust Company of Georgia, specializing in stock transfers, nine years as Executive Assistant to the President at Bridan Industries, Inc. and fourteen years in real estate. Ms. Webb is also and entrepreneur as the owner of Picture This, a retailer and manufacturer of custom picture framing products and services.

MR. JEFF COMPTON, Director, 32

Jeff has experience in the management and banking sectors.. He has more recently focused his efforts in the electronic commerce and credit card processing industry and currently is the managing partner of Stonestreet Management.

(Comment #36) Before co-founding Stonestreet Management, He held executive management positions in the private sector. He was Sr. V. P., Director of Strategic Partnerships within the ISO Network for Paymentech Merchant Services / Visa MasterCard. He was also responsible for National Sales, Agent Recruiting, Association Services, Agent Bank / Partnership Development for a top Processor in the NPC ISO Network. After co-founding Stonestreet Management in early 2004, Stonestreet began to grow its corporate real estate holdings and property management division. In 2006 after acquiring a modest portfolio of merchant processing clients, the partners began a program to attract new sales and clients. Jeff attended Indiana University - Bloomington, University of Southern Indiana - Evansville, and holds several professional licenses in Indiana.


MR. DAVID MARTINEZ, Chief Operating Officer, Age 36

Mr. Martinez is formerly the Facilities manager at XsunX, Inc. March 2007 to July 2008. Prior to that he has owned and operated entrepreneurial businesses from 2003 to present that includes consumer products and technical construction. Mr. Martinez experience also includes military service in the US Navy from 1989 to 1999 in various functions including Special Operations as a Navy Seal with expertise in weapons, tactics, counter-terrorism, hostage rescue and reconnaissance.

Terms of Officers & Directors

Our directors hold office until the next special meeting of the shareholders and until their successors have been duly elected and qualified. Our officers are elected at the special meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal.

Annual Meeting

Our annual meeting of our stockholders is expected to be held at a future date. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at our principal office or at such other place as permitted by the laws of the State of Colorado and on such date as may be fixed from time to time by resolution of our board of directors.

Committees of the Board of Directors

Our Company is managed under the direction of its board of directors. Our board of directors plans to establish an audit committee as soon as practicable.

Executive Committee

Members of our Executive Committee are as follows: Joy Gibbons, David Martinez and Jeff Huitt.

Audit Committee

We currently do not have an audit committee. When formed, the audit committee will be comprised solely of directors who are independent and financially literate, as required by the Securities Exchange Act of 1934, as amended,. At least one member of the committee will have accounting or related financial management expertise.

Conflicts of Interest

Our officers and directors will not devote more than a portion of their time to our affairs. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

Conflicts of Interest - General.

Certain of our officers and directors may be directors, officers and/or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, our officers and directors may in the future participate in business ventures, which could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transact business. Our Board of Directors has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so.

ITEM 6.  EXECUTIVE COMPENSATION
-------------------------------
(Comments #37, #38, #39 & #40)

                           Summary Compensation Table

The following table sets forth the officer compensation received during the last three fiscal years, including salary, bonus and certain other compensation to our Chief Executive Officer and named executive officers for the past three fiscal years and the nine months ended September 30, 2008.

(Comment #41)

                                                                       Non-equity     Non-qualified
                                                                        incentive        deferred
                                                 Stock     Option         plan         compensation     All other
                              Salary   Bonus    awards      awards    compensation      earnings      compensation Total
  Name & Position     Year      ($)     ($)       ($)         ($)          ($)             ($)             ($)        ($)
-------------------- -------- -------- ------ ------------ ---------- -------------- ----------------- ------------ --------

-------------------- -------- -------- ------ ------------ ---------- -------------- ----------------- ------------ --------
                      2008       0       0    125,000 (3)      0            0               0               0       $1,250
Joy Gibbons                                    ($1,250)
President, CEO &      2007       0       0         0           0            0               0               0          0
Director              2006       0       0         0           0            0               0               0          0
Resigned 2009         2005       0       0         0           0            0               0               0          0
-------------------- -------- -------- ------ ------------ ---------- -------------- ----------------- ------------ --------

-------------------- -------- -------- ------ ------------ ---------- -------------- ----------------- ------------ --------
                      2008       0       0    100,000 (2)      0            0               0               0       $1,000
David Martinez,       2007       0       0         0           0            0               0               0          0
COO & Director        2006       0       0         0           0            0               0               0          0
                      2005       0       0         0           0            0               0               0          0
-------------------- -------- -------- ------ ------------ ---------- -------------- ----------------- ------------ --------

-------------------- -------- -------- ------ ------------ ---------- -------------- ----------------- ------------ --------
Jeff Huitt, CFO &     2008       0       0    300,000(1)       0            0               0            $6,250 (1) $9,250
Director & as Acting                           (3,000)
Interim  CEO/         2007       0       0         0           0            0               0               0          0
President             2006       0       0         0           0            0               0               0          0
                      2005       0       0         0           0            0               0               0          0

(1) Paid to Huitt Consulting which is the consulting company under which CFO services are provided by Jeff Huitt. The rate for these services are $50 per hour.

(2) The shares issued to the officers of the Company were valued at $0.01 per share, consistent with the latest issuance of shares to shareholders.

(3) Ms. Gibbon's provided her services through her consulting company J H Gibbons, LLC. The rate for these services was $50 per hour.

Director Compensation

(Comment #42) We have agreed to pay $500 for Directors fees for meeting attendance, however, the payment of those fees are waived when the cash financial situation of the Company does not have funds to pay. Stock maybe issued in lieu of cash payments from time to time. An Audit Committee has yet to be established therefore no compensation has been paid for this function. (Comments #42)

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2007 and for the nine months ended September 30, 2008.(Comment #41)


                                                                     Nonqualified
                                                       Non-equity     deferred
                 Fees                                  incentive     compensation      All other
                 earned        Stock       Option        plan          earnings      compensation    Total
     Name        or paid    awards ($)   awards ($)   compensation      ($)            ($) (1)       ($)
                 in cash                                 ($)
                    ($)
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
Joy Gibbons,       $ -0-     125,000*     ($ 1,250)      $ -0-          $ -0-             $ -        $1,250
2008 (Resigned
2009)
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------

---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
David              $ -0-     100,000*     ($1,000)       $ -0-          $ -0-             $ -        $1,000
Martinez, 2008
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------

---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
Jeff Huitt,        $ -0-      300,000     ($3,000)       $ -0-           $-0-             $ -        $3,000
2008
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------

---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
Redgie Green,      $ -0-      25,000*      ($ 250)       $ -0-           $-0-             $ -        $ 250
2008
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------

---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
Wesley             $ -0-      25,000*      ($ 250)       $ -0-           $-0-             $ -        $ 250
Whiting, 2008
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------

---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
Jeff Compton,      $ -0-      25,000*      ($ 250)       $ -0-           $-0-             $ -        $ 250
2008
---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------

Brenda D.          $ -0-     200,000*     ($2,000)       $ -0-           $-0-             $ -       $2,000
Webb, 2008,                                                                                         $1,000
2007               $2,500    100,000      ($1,000)       $ -0-           $-0-             $ -       $ -

---------------- ---------- ------------ ------------ ------------ ----------------- -------------- ---------
* Dollar values shown in parenthesis


1) The compensation for officers acting in the additional capacity of directors is illustrated here as well as in the officer compensation section. The total compensation is shown in both sections and is not additive.

2) In 2008, Ms. Webb was issued 300,000 shares of stock 200,000 shares of which related to 2008 at $0.01 per share for a value of $2,000. $1,000 in value was related to board compensation from the year 2006.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No current officer or director of our Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise. There are no agreements with the board of directors regarding potential business opportunities that may become available with companies that may be affiliated with any member of the board.

(Comment #43, #44 & #45) Prior to June 1, 2008, a related party and consultant of which Ms. Webb is a member charged the Company $800 per month plus direct expenses for office space. The Company terminated this agreement on June 1, 2008 to reduce the expenses associated with office space.

The Company paid approximately $203,000, $106,000 and $67,000 in 2006, 2007 and for the nine months ended September 30, 2008 for consulting fees to a related party, JH Brech LLC of which Ms. Webb is a member.

As of September 30, 2008, the Company owed approximately $208,833 in accounts payable to a related party, JH Brech LLC for consulting services and Ms. Brenda Webb for board services. Ms. Webb is a member of JH Brech LLC, a limited liability company.


See the Officers and Directors Compensation Tables for the compensation paid to Officers and Directors

Officers & Directors received compensation for services in the form of stock valued @ $.01 per share as follows:

David Martinez (Officer)                    1,000
Joy Gibbons (Officer)                       1,250(3)
Jeff Huitt (Officer)                        3,000, plus fees of $6,250 in cash

Directors received compensation for services as follows:

Joy Gibbons                                       0(1) (3)
David Martinez                                    0(1)
Jeff Huitt                                        0(1)
Redgie Green                                      25,000 shares $250 value
Wesley Whiting                                    25,000 shares $250 value(2)
Jeff Compton                                      25,000 shares $250 value
Brenda Webb                                   2007 -$2,500 cash
                                                     300,000 shares $3,000 value

(1)     Disclosed in Officer paragraph preceding this section.
(2)     Mr. Whiting resigned as a director in January 2009.
(3)     Ms. Gibbons resigned as an officer and director in 2009

ITEM 8.  LEGAL PROCEEDINGS

International Paintball Association anticipates that it will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and International Paintball Association cannot assure you that their ultimate disposition will not have a material adverse effect on International Paintball Association business, financial condition, cash flows or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no current public trading market for the common stock and there is no assurance that one will develop in the near future, if ever. We intend to seek application to be listed on the over-the-counter bulletin board trading facility ("OTCBB") shortly after with filing this Form 10 Registration Statement. We cannot assure that its shares will be approved for trading or will trade at any value.

Holders

There are approximately 90 holders of record of our common stock as of September 30, 2008.

Dividend Policy

Holders of International Paintball Association common stock are not entitled to receive dividends. International Paintball Association has not declared or paid any dividends on International Paintball Association common shares and it does not plan on declaring any dividends in the near future. International Paintball Association currently intends to use all available funds to finance the operation and expansion of its business.

Shares Eligible for Future Sale

International Paintball Association currently has 10,249,166 shares of common stock outstanding at September 30, 2008. A current shareholder who is an "affiliate" of International Paintball Association, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with International Paintball Association will be required to comply with the resale limitations of Rule 144. As of date hereof a total of 8,313,516 shares have been held for 1 year or more and are eligible for resale under Rule 144. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about International Paintball Association. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least six months may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

The Company is filing this Form 10 in order to pursue additional funding opportunities in the public markets. We intend to apply to have our common stock approved for sale in the over the counter - bulletin board market subject to approval which the Company is pursuing immediately after this filing.




ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES
The following information reflects all of the sales of our securities within the past three years.

------------------------------------------------------- ---------------- ------------------ -------------------
Name                                                         Date            No of Shs         Price/Share
------------------------------------------------------- ---------------- ------------------ -------------------
(All purchased below were cash)
------------------------------------------------------- ---------------- ------------------ -------------------
B. Farmer                                                   11/1/05            2,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
R. Holt                                                     11/1/05            2,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J. Webb                                                     11/1/05           20,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
R. Schrunk                                                  7/26/06           100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Dugas                                                    11/3/05           75,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J. Gyselinck                                                11/1/05           20,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J. Hill                                                     2/4/05             8,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J.H Brech LLC                                               11/3/05           160,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Myers                                                    11/3/05           75,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
C. Webb                                                     11/4/05           25,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Wood                                                     11/3/05           28,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
A. Deignan                                                  11/3/05           25,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
C. McMillan                                                 11/3/05           25,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J. Stewart                                                  11/3/05           25,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Dugas                                                    11/4/05           25,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Myers                                                    11/4/05           25,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
R. Schrunk                                                  11/3/05           100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
C. Webb                                                     11/3/05           75,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
A. Savant                                                   11/3/05           80,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
The Vice Law Firm, PLLC                                     11/4/05           750,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J.H Brech LLC                                               11/4/05           840,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
B. Stern                                                   12/16/05           10,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
C. Childers                                                11/16/05           30,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Miller                                                   12/6/06           10,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Newberry                                                11/16/05           10,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
S. Fitzgerald                                               6/27/06           10,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J. Webb                                                    11/29/05           20,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
PAMF Investment Club                                       11/29/05           20,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
G. Fry Jr.                                                 12/15/05           100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
G. Fry Jr.                                                  1/6/06            60,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
G. Fry Jr.                                                  1/19/06           100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
G. Fry Jr.                                                  2/2/06            100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
G. Fry Jr.                                                  2/28/06           100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
T. Dameron                                                  3/24/06           50,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
M. Cawthon                                                  3/24/06           50,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
N. Pence                                                    3/24/06           100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
Running of the Bulls, Inc.                                  3/24/06           250,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
R. Fodor                                                    4/19/06           260,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
B. Baughman                                                 6/5/06            100,000                     0.01
------------------------------------------------------- ---------------- ------------------ -------------------
D. Newberry                                                12/26/06            2,500                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
S. Fitzgerald                                               1/22/07            2,500                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
J. Webb                                                    11/30/07            5,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
B. Stern                                                    1/22/07            2,500                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------
A. Savant                                                   6/9/06            50,000                      0.01
------------------------------------------------------- ---------------- ------------------ -------------------

                                       39



------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Schrunk                                                              6/9/06            50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
A. Savant                                                               9/11/06          100,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Schrunk                                                              9/11/06          200,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
N. Pence                                                               12/26/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
M. Cawthon                                                              9/28/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Dameron                                                              9/28/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
A. Savant                                                              12/26/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Schrunk                                                             12/26/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
B. Baughman                                                            12/26/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
V. D'Antonio                                                           12/28/06          100,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Beck                                                                12/28/06           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
C. Childers                                                            12/28/06           20,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Fodor                                                               12/26/06          100,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
C. Hendrix                                                             12/28/06           5,000                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Miller                                                              12/28/06           5,000                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Newberry                                                            12/28/06           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Minyard                                                             12/28/06          300,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
J. Simpson                                                              1/8/07           100,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
S. Fitzgerald                                                          12/28/06           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
S. Greer                                                                1/8/07            10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Hendrix                                                             12/28/06           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
A. Hendrix                                                             12/28/06           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
.. JDT Inv. Group Inc.                                                  12/28/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Webster                                                             12/28/06           20,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
J. Keenan                                                              12/28/06           5,000                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Papa                                                                12/28/06           20,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
Running of the Bulls, Inc.                                              1/12/07          100,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
M. Cawthon                                                             12/26/06           12,500                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Dameron                                                             12/26/06           12,500                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Schrunk                                                             12/26/06           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
K. Tindle                                                               1/8/07            50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Haas                                                                 1/8/07            50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
M. Margolis                                                             1/12/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
C. Childers                                                             1/8/07            7,500                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Miller                                                               1/8/07            2,500                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
PAMF Investment Club                                                    1/8/07            5,000                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Parra                                                                1/12/07           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
E. Parra                                                                1/12/07           30,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
A. Savant                                                               1/8/07            25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
K. Bleicken                                                             1/12/07           15,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Napolitano                                                           1/8/07            50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
W. Bader                                                                1/22/07           25,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
S. Kozachenko                                                           1/22/07           20,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
J. Vandeman                                                             1/22/07           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Vandeman                                                             1/22/07           5,000                       0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
C. Callahan                                                             1/22/07           20,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------





------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Phifer                                                               1/25/07          150,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Bennett                                                              2/5/07            10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
T. Burns                                                                1/25/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
A. Grifka                                                               1/25/07           30,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
J. Harrison                                                             2/5/07            10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
M. Margolis                                                             2/14/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Daragan                                                              2/14/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
K. Tindle                                                               2/14/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
K. Degarmo                                                              2/23/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
W. Bader                                                                3/13/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
J. Colina                                                               2/20/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
M. Huddleston                                                           2/20/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
E. Shuey                                                                2/20/07          190,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Uttamchandani                                                        2/23/07           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
E. Parra                                                                2/23/07           10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
L. Cheshire/Johnson                                                     3/13/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
R. Lewis                                                                3/13/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
G & E Group, Inc                                                        3/13/07           50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
N. Greggains                                                            4/3/07            40,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
M. Altman                                                               4/3/07            10,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
D. Daragan                                                              4/4/07            50,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------
A. Garnett                                                              4/4/07           100,000                      0.01
------------------------------------------------------------------- ---------------- ----------------- --------------------

              Sales and issuances by Company of the unregistered securities listed above were made by the Company in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.(Comment #46) Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. The Company required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.











                                                              Consideration           Date of issue   Shares        Price
(Comment #47)                                                      Type                                             per share
---------------------------------------------------------- ------------------------- --------------- -------------- -----
K. Szczech                                                         Services             4/12/07         20,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
R. Schrunk                                                         Services              4/4/07         25,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
B. Webb                                                            Services              4/4/07         100,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Business Financial Systems, Inc.                                   Services             4/10/07         100,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Cooper Business Solutions, Inc.                                    Services             4/23/07         50,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
K. Szczech                                                         Services              5/3/07         40,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
JKJB LLC                                                           Services             9/24/07         100,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
M. Goldman                                                         Services             10/18/07        50,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
D. D'Alessandro                                                    Services             11/9/07         100,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
R. Peppe                                                           Services             12/13/07        180,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
T. Dameron                                                         Services             12/13/07        10,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
M. Armstrong                                                       Services             2/25/08         150,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
J. Compton                                                         Services             2/15/08         25,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
J. Gibbons                                                         Services             2/15/08         125,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
R. Green                                                           Services             2/15/08         25,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Huitt Consulting LLC                                               Services              2/1/08         300,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
D. Martinez                                                          Cash               2/15/08         100,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Orion Consulting LLC                                                 Cash               2/15/08         50,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
B. Webb                                                            Services             2/15/08         100,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
W. Whiting                                                         Services             2/15/08         25,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Orion Consulting LLC                                                 Cash               3/17/08         50,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Orion Consulting LLC                                                 Cash                4/2/08         15,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Orion Consulting LLC                                                 Cash               4/15/08         30,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
G. Fry                                                             Services             4/22/08         150,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
D. Bennett                                                           Cash               5/28/08         10,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Orion Consulting LLC                                               Services             5/20/08         15,000      0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
R. Fodor                                                           Services             5/22/08         400,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Steve Henson                                                Consideration for loan     11/20/08         200,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----
Michael A. Littman                                                 Services             8/27/08         150,000     0.01
---------------------------------------------------------- ------------------------- --------------- -------------- -----

              All of the sales by Company of the unregistered securities listed immediately above were made by the Company in reliance upon
              Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Authorized Capital Stock

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share. As of September 30, 2008, 10,249,166 shares of our common stock were issued and outstanding.

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our Articles of Incorporation authorize International Paintball Association to issue ten million (10,000,000) Shares of Preferred Stock. As of September 30, 2008, we had no shares of Preferred Stock issued and outstanding. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in classes and series and is further authorized to establish such classes and series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each class or series, and to allow for the conversion of preferred stock into common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, of Golden, Colorado.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, our must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Colorado law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The audited financial statements of International Paintball Association, Inc. for the years ended December 31, 2007 and 2006 appear as pages F-1 through F-17. The unaudited interim financial statements for the nine months ended September 30, 2008 appear as pages F-1 through F-17.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Audited financial statements for December 31, 2007 and 2006
     Unaudited financial statements for the nine months ended September 30, 2008

(b)               Exhibit No.                        Description
                  -----------                        -----------
                 3.1                                 Articles of Incorporation *

                 3.2                                 Bylaws *

                 2.31                                Consent of Independent
                                                     Registered Public
                                                     Accounting Firm, dated
                                                     April 4, 2009

* Previously filed on Form 10-12G on October 16, 2008.

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                              Financial Statements



                                TABLE OF CONTENTS



                                                                           Page

REPORT OF INDEPENDENT REGISTERED
    PUBLIC ACCOUNTING FIRM                                                  1


FINANCIAL STATEMENTS

                  Balance sheets                                            2
                  Statements of operations                                  3
                  Statements of stockholders' equity                        5
                  Statements of cash flows                                  7
                  Notes to financial statements                            11

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
International Paintball Association, Inc.
Irving, Texas

I have audited the accompanying balance sheets of International Paintball Association, Inc. (formerly 4-G Paintball, Inc.) (a development stage company) as of December 31, 2006 and 2007 and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from May 24, 2004 (inception of the development stage) through December 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Paintball Association, Inc. as of December 31, 2006 and 2007, and the results of its operations and its cash flows for the years then ended and for the period from May 24, 2004 (inception of the development stage) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado              /s/Ronald R. Chadwick, P.C.
                                 ------------------------
August 29, 2008                  RONALD R.CHADWICK, P.C.



                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                                 BALANCE SHEETS



                                                                                                             Sept. 30, 2008
                                                                     Dec. 31, 2006       Dec. 31, 2007         (Unaudited)
                                                                   ------------------  -------------------  ------------------
      ASSETS

           Current assets
                 Cash                                                        $ 3,680                $ 206               $ 287
                                                                   ------------------  -------------------  ------------------
                        Total current assets                                   3,680                  206                 287
                                                                   ------------------  -------------------  ------------------
                 Fixed assets - net                                            2,458                  809                 248
                                                                   ------------------  -------------------  ------------------
           Total Assets                                                      $ 6,138              $ 1,015               $ 535
                                                                   ==================  ===================  ==================

      LIABILITIES & STOCKHOLDERS' EQUITY

           Current liabilities
                 Accounts payable                                          $ 108,994            $ 117,667           $ 113,529
                 Accounts payable - related parties                           94,671              167,348             212,027
                 Accrued interest payable                                      4,635               16,061              38,890
                 Notes payable                                               170,000              359,500             470,500
                                                                   ------------------  -------------------  ------------------
                        Total current liabilities                            378,300              660,576             834,946
                                                                   ------------------  -------------------  ------------------
           Total Liabilities                                                 378,300              660,576             834,946
                                                                   ------------------  -------------------  ------------------
           Stockholders' Equity
                 Preferred stock, no par value;
                     10,000,000 shares authorized;
                     Class A: 240,000 shares designated;
                       convertible to common at 1 for 1;
                       240,000 shares (2006 and 2007) and
                       none (2008) issued and outstanding                     30,000               30,000                   -
                     Class B: 800,000 shares designated;
                       convertible to common at 1 for 1;
                       139,000 shares (2006 and 2007) and
                       none (2008) issued and outstanding                     69,500               69,500                   -
                 Common stock, no par value;
                    100,000,000 shares authorized;
                    5,750,166 shares issued and 5,550,166
                    outstanding (2006),
                    8,110,166 shares issued and 7,910,166
                    outstanding (2007), and
                    10,849,166 shares issued and
                    outstanding (2008)                                       785,658              809,258             934,358
                 Additional paid in capital                                  124,371              124,371             124,331
                 Deficit accumulated during the dev. stage                (1,381,651)          (1,692,650)         (1,893,100)
                 Treasury stock at cost (200,000 common shares
                    (2006 & 2007) and 0 (2008) )                                 (40)                 (40)                  -
                                                                   ------------------  -------------------  ------------------
           Total Stockholders' Equity                                       (372,162)            (659,561)           (834,411)
                                                                   ------------------  -------------------  ------------------
           Total Liabilities and Stockholders' Equity                        $ 6,138              $ 1,015               $ 535
                                                                   ==================  ===================  ==================

The accompanying notes are an integral part of the financial statements.

                                       2



                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS



                                                                                                                   Period From
                                                                              Nine Months        Nine Months       May 24, 2004
                                                                                  Ended              Ended         (Inception)
                                          Year Ended         Year Ended      Sept. 30, 2007     Sept. 30, 2008          To
                                         Dec. 31, 2006     Dec. 31, 2007      (Unaudited)        (Unaudited)      Dec. 31, 2007
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Sales - net of returns                         $ -               $ -               $ -                $ -          $ 63,723
     Cost of sales                                    -                 -                 -                               36,479
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Gross profit                                     -                 -                 -                  -            27,244
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Operating expenses:
          Amortization & depreciation             2,264             1,649               238                561             7,555
          Write-offs                                                                                                     109,415
          General and administrative            333,855           265,128           160,576            159,222         1,543,094
                                        ----------------   ---------------   ---------------    ---------------   ---------------
                                                336,119           266,777           160,814            159,783         1,660,064
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Gain (loss) from operations               (336,119)         (266,777)         (160,814)          (159,783)       (1,632,820)
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Other income (expense):
          Miscellaneous income                    1,311                                 474                                4,052
          Gain on debt settlement                                                                                         15,100
          Interest expense                      (28,954)          (44,222)          (27,371)           (40,667)          (78,982)
                                        ----------------   ---------------   ---------------    ---------------   ---------------
                                                (27,643)          (44,222)          (26,897)           (40,667)          (59,830)
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Income (loss) before
          provision for income taxes           (363,762)         (310,999)         (187,711)          (200,450)       (1,692,650)

     Provision for income tax                         -                 -                 -                  -                 -
                                        ----------------   ---------------   ---------------    ---------------   ---------------
     Net income (loss)                       $ (363,762)       $ (310,999)       $ (187,711)        $ (200,450)     $ (1,692,650)
                                        ================   ===============   ===============    ===============   ===============
     Net income (loss) per share
     (Basic and fully diluted)                  $ (0.09)          $ (0.05)          $ (0.03)           $ (0.02)
                                        ================   ===============   ===============    ===============
     Weighted average number of
     common shares outstanding                4,066,729         6,830,166         6,819,836          9,435,054
                                        ================   ===============   ===============    ===============

     The accompanying notes are an integral part of the financial statements.

                                       3

                   INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

(continued)

                                                                Period From
                                                                May 24, 2004
                                                                (Inception)
                                                                     To
                                                                Sept. 30, 2008
                                                                (Unaudited)
                                                               ---------------
Sales - net of returns                                               $ 63,723
Cost of sales                                                          36,479
                                                               ---------------

Gross profit                                                           27,244
                                                               ---------------

Operating expenses:
     Amortization & depreciation                                        8,116
     Write-offs                                                       109,415
     General and administrative                                     1,702,316
                                                               ---------------
                                                                    1,819,847
                                                               ---------------

Gain (loss) from operations                                        (1,792,603)
                                                               ---------------
Other income (expense):
     Miscellaneous income                                               4,052
     Gain on debt settlement                                           15,100
     Interest expense                                                (119,649)
                                                               ---------------
                                                                     (100,497)
                                                               ---------------
Income (loss) before
     provision for income taxes                                    (1,893,100)

Provision for income tax                                                    -
                                                               ---------------

Net income (loss)                                                $ (1,893,100)
                                                               ===============

The accompanying notes are an integral part of the financial statements.



                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                           (Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY





                                         Preferred Class A      Preferred Class B         Common Stock
                                                     Amount                Amount                  Amount    Additional
                                         Shares     (No Par)    Shares    (No Par)     Shares     (No Par)  Paid in Capital
                                       ---------------------------------- ---------- ----------- -----------------------------
   Balances at May 24, 2004 (Inception)          -        $ -          -        $ -           -         $ -           $ -

   Stock issued for cash                   240,000     30,000    139,000     69,500       8,000       1,000

   Stock for debt retirement                                                            166,666      20,833

   Option issuances                                                                                                50,714

   Stock issued for assets (allocated
     $3,394 to assets and $96,606
     to goodwill)                                                                       200,000     100,000

   Net income (loss) for the period
                                       ---------------------------------- ---------- ----------- -------------------------
   Balances at December 31, 2004           240,000   $ 30,000    139,000   $ 69,500     374,666    $121,833      $ 50,714

   Compensatory stock issuances -
      interest expense                                                                  450,000       4,500

   Compensatory stock issuances                                                       1,958,000     343,000

   Stock for debt retirement                                                            235,000     117,500

   Deferred option expense

   Vested option cancellations                                                                                     (2,722)

   Repurchase of treasury stock at cost

   Debt relief - related party                                                                                     76,379

   Net income (loss) for the period
                                       ---------------------------------- ---------- ----------- -------------------------
   Balances at December 31, 2005           240,000   $ 30,000    139,000   $ 69,500   3,017,666    $586,833     $ 124,371

   Compensatory stock issuances -
      interest expense                                                                2,382,500      23,825

   Compensatory stock issuances                                                         350,000     175,000

   Deferred option expense

   Net income (loss) for the year
                                       ---------------------------------- ---------- ----------- -------------------------
   Balances at December 31, 2006           240,000   $ 30,000    139,000   $ 69,500   5,750,166    $785,658     $ 124,371

   Compensatory stock issuances -
      interest expense                                                                2,060,000      20,600

   Compensatory stock issuances                                                         300,000       3,000

   Net income (loss) for the year
                                       ---------------------------------- ---------- ----------- -------------------------
   Balances at December 31, 2007           240,000   $ 30,000    139,000   $ 69,500   8,110,166    $809,258     $ 124,371

   Compensatory stock issuances -
      interest expense                                                                1,610,000      16,100

   Compensatory stock issuances                                                         950,000       9,500

   Conversion of Class A and B
      preferred stock to common stock     (240,000)   (30,000)  (139,000)   (69,500)    379,000      99,500

   Cancellation of treasury shares                                                     (200,000)                      (40)

   Net income (loss) for the period
                                       ---------------------------------- ---------- ----------- -------------------------
   Balances at Sept. 30, 2008 -
     Unaudited)                                  -        $ -          -        $ -  10,849,166    $934,358     $ 124,331
                                       ================================== ========== =========== =========================



     The accompanying notes are an integral part of the financial statements.

                                       5





                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                           (Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                              Deficit
                                                            Accumulated
                                                Deferred    During The                  Stock-
                                                 Option     Development    Treasury     holders'
                                                Expense        Stage        Stock       Equity
                                               -------------------------- ----------- -----------
Balances at May 24, 2004 (Inception)                   $ -           $ -         $ -         $ -

Stock issued for cash                                                                    100,500

Stock for debt retirement                                                                 20,833

Option issuances                                    (3,720)                               46,994

Stock issued for assets (allocated
  $3,394 to assets and $96,606
  to goodwill)                                                                           100,000

Net income (loss) for the period                                (326,910)               (326,910)
                                               -------------------------- ----------- -----------
Balances at December 31, 2004                     $ (3,720)   $ (326,910)        $ -   $ (58,583)

Compensatory stock issuances -
   interest expense                                                                        4,500

Compensatory stock issuances                                                             343,000

Stock for debt retirement                                                                117,500

Deferred option expense                                882                                   882

Vested option cancellations                          2,722                                     -

Repurchase of treasury stock at cost                                             (40)        (40)

Debt relief - related party                                                               76,379

Net income (loss) for the period                                (690,979)               (690,979)
                                               -------------------------- ----------- -----------
Balances at December 31, 2005                       $ (116) $ (1,017,889)      $ (40) $ (207,341)

Compensatory stock issuances -
   interest expense                                                                       23,825

Compensatory stock issuances                                                             175,000

Deferred option expense                                116                                   116

Net income (loss) for the year                                  (363,762)               (363,762)
                                               -------------------------- ----------- -----------
Balances at December 31, 2006                          $ -  $ (1,381,651)      $ (40) $ (372,162)

Compensatory stock issuances -
   interest expense                                                                       20,600

Compensatory stock issuances                                                               3,000

Net income (loss) for the year                                  (310,999)               (310,999)
                                               -------------------------- ----------- -----------
Balances at December 31, 2007                          $ -  $ (1,692,650)      $ (40) $ (659,561)

Compensatory stock issuances -
   interest expense                                                                       16,100

Compensatory stock issuances                                                               9,500

Conversion of Class A and B
   preferred stock to common stock                                                             -

Cancellation of treasury shares                                                   40           -

Net income (loss) for the period                                (200,450)               (200,450)
                                               -------------------------- ----------- -----------
Balances at Sept. 30, 2008 -
  Unaudited)                                           $ -  $ (1,893,100)        $ -  $ (834,411)
                                               ========================== =========== ===========


The accompanying notes are an integral part of the financial statements.


                                       6



                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS



                                                                                                                   Period From
                                                                                  Nine Months      Nine Months    Jan. 10, 2006
                                                                                    Ended            Ended         (Inception)
                                              Year Ended        Year Ended       Sept. 30, 2007   Sept. 30, 2008        To
                                            Dec. 31, 2006     Dec. 31, 2007      (Unaudited)      (Unaudited)     Dec. 31, 2007
                                            ---------------   ---------------   --------------   --------------   ---------------

   Cash Flows From Operating Activities:
        Net income (loss)                       $ (363,762)       $ (310,999)      $ (187,711)      $ (200,450)     $ (1,692,650)

        Adjustments to reconcile net
         loss to net cash  provided by
          (used for) operating activities:
             Amortization & depreciation             2,264             1,649              238              561             7,555
             Compensatory stock issuances          198,825            23,600           20,200           25,600           569,925
             Option expense                            116                                                                47,992
             Bank overdraft                           (907)
             Write-offs                                                                                                  109,415
             Accrued payables                       36,144            92,776            7,762           73,370           463,373
                                            ---------------   ---------------   --------------   --------------   ---------------

                  Net cash provided by
                   (used for) operating
                     activities                   (127,320)         (192,974)        (159,511)        (100,919)         (494,390)
                                            ---------------   ---------------   --------------   --------------   ---------------

   Cash Flows From Investing Activities:
             Fixed asset purchases                                                                                        (8,364)
             Notes receivable                                                                                -            12,000
                                            ---------------   ---------------   --------------   --------------   ---------------
                  Net cash provided by
                   (used for) investing
                     activities                          -                 -                -                -             3,636
                                            ---------------   ---------------   --------------   --------------   ---------------



      (Continued On Following Page)


     The accompanying notes are an integral part of the financial statements.




                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


     (Continued From Previous Page)



                                                                                                                   Period From
                                                                                  Nine Months      Nine Months    Jan. 10, 2006
                                                                                    Ended            Ended         (Inception)
                                              Year Ended        Year Ended       Sept. 30, 2007   Sept. 30, 2008        To
                                            Dec. 31, 2006     Dec. 31, 2007      (Unaudited)      (Unaudited)     Dec. 31, 2007
                                            ---------------   ---------------   --------------   --------------   ---------------
   Cash Flows From Financing Activities:
             Notes payable - borrowings            147,000           209,500          180,500          102,500           438,950
             Notes payable - payments              (16,000)          (20,000)         (20,000)          (1,500)          (48,450)
             Sales of common stock                                                                                       100,500
             Repurchase of treasury stock                                                   -                -               (40)
                                            ---------------   ---------------   --------------   --------------   ---------------
                  Net cash provided by
                   (used for) financing
                     activities                    131,000           189,500          160,500          101,000           490,960
                                            ---------------   ---------------   --------------   --------------   ---------------
   Net Increase (Decrease) In Cash                   3,680            (3,474)             989               81               206

   Cash At The Beginning Of The Period                   -             3,680            3,680              206                 -
                                            ---------------   ---------------   --------------   --------------   ---------------
   Cash At The End Of The Period                   $ 3,680             $ 206          $ 4,669            $ 287             $ 206
                                            ===============   ===============   ==============   ==============   ===============

   Schedule Of Non-Cash Investing
   And Financing Activities

   Common stock issued for services              $ 175,000           $ 3,000          $ 3,000          $ 9,500         $ 521,000
   Common stock issued for interest               $ 23,825          $ 20,600         $ 17,200         $ 16,100          $ 48,925
   Common stock issued for assets                      $ -               $ -              $ -              $ -         $ 100,000
   Debt converted to capital                           $ -               $ -              $ -              $ -         $ 214,712

   Supplemental Disclosure

   Cash paid for interest                            $ 841          $ 12,196         $ 10,629          $ 1,738          $ 13,996
   Cash paid for income taxes                          $ -               $ -              $ -              $ -               $ -




The accompanying notes are an integral part of the financial statements.

                                       8


                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


     (Continued From Previous Page)


                                                              Period From
                                                             Jan. 10, 2006
                                                              (Inception)
                                                                   To
                                                             Sept. 30, 2008
                                                              (Unaudited)
                                                             ---------------

Cash Flows From Operating Activities:
     Net income (loss)                                         $ (1,893,100)

     Adjustments to reconcile net
      loss to net cash  provided by
       (used for) operating activities:
          Amortization & depreciation                                 8,116
          Compensatory stock issuances                              595,525
          Option expense                                             47,992
          Bank overdraft                                                  -
          Write-offs                                                109,415
          Accrued payables                                          536,743
                                                             ---------------

               Net cash provided by
                (used for) operating
                  activities                                       (595,309)
                                                             ---------------

Cash Flows From Investing Activities:
          Fixed asset purchases                                      (8,364)
          Notes receivable                                           12,000
               Net cash provided by
                (used for) investing
                  activities                                          3,636
                                                             ---------------





The accompanying notes are an integral part of the financial statements.

                   INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


     (Continued From Previous Page)


                                                          Period From
                                                         Jan. 10, 2006
                                                          (Inception)
                                                              To
                                                        Sept. 30, 2008
                                                         (Unaudited)
                                                        ---------------
Cash Flows From Financing Activities:
          Notes payable - borrowings                           541,450
          Notes payable - payments                             (49,950)
          Sales of common stock                                100,500
          Repurchase of treasury stock                             (40)
                                                        ---------------
               Net cash provided by
                (used for) financing
                  activities                                   591,960
                                                        ---------------
Net Increase (Decrease) In Cash                                    287

Cash At The Beginning Of The Period                                  -
                                                        ---------------
Cash At The End Of The Period                                    $ 287
                                                        ===============

Schedule Of Non-Cash Investing
And Financing Activities

Common stock issued for services                             $ 530,500
Common stock issued for interest                              $ 65,025
Common stock issued for assets                               $ 100,000
Debt converted to capital                                    $ 214,712

Supplemental Disclosure

Cash paid for interest                                        $ 15,734
Cash paid for income taxes                                         $ -





The accompanying notes are an integral part of the financial statements.

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

4-G Paintball, Inc. was incorporated in the State of Texas on May 24, 2004. On September 16, 2008 the Company was redomiciled as a Colorado corporation by merging with International Paintball Association, Inc., a corporation formed in Colorado on June 19, 2008. Pursuant to the merger terms, outstanding shares of 4-G Paintball, Inc. were exchanged on a one for one basis with shares of International Paintball Association, Inc. and all outstanding shares of International Paintball Association, Inc. were canceled. International Paintball Association, Inc. was inactive prior to the September 16, 2008 merger.
Subsequent to the merger International Paintball Association, Inc. was the surviving corporation and 4-G Paintball, Inc. ceased to exist. 4-G Paintball, Inc. and International Paintball Association, Inc. are referred to hereinafter collectively as the "Company". The Company was organized to further the interest and participation in the sport of paintball competition and to operate paintball competition arenas. Also, the Company may pursue any other lawful business opportunity as decided upon by the board of directors. The Company's fiscal year end is December 31.

Basis of presentation - development stage company
-------------------------------------------------

The Company has not earned significant revenues from limited operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Basis of accounting
-------------------

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable
-------------------

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2006 and 2007, and September 30, 2008 the Company had no balance in its allowance for doubtful accounts.

Property and equipment
----------------------

Property and equipment are recorded at cost and depreciated under straight line methods over each item's estimated useful life. The Company uses a five year life for furniture and fixtures, and three years for computer equipment.

Revenue recognition
-------------------

Revenue is recognized on an accrual basis after services have been performed or products sold under contract terms, the price to the client is fixed or determinable, and collectibility is reasonably assured.

Advertising costs
-----------------

Advertising costs are expensed as incurred. The Company recorded no material advertising costs in 2006, $1,200 in 2007, and $3,000 for the nine months ended September 30, 2008.

Income tax
----------

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share
---------------------------

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments
---------------------

The carrying value of the Company's financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets
-----------------

In accordance with Statement of Financial Accounting Standard 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Segment information
-------------------

4-G Paintball, Inc. is structured to operate primarily in a single operating segment, namely paintball park operation and the furthering of private and commercial interests in the activity.

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Stock based compensation
------------------------

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

NOTE 2. RELATED PARTY TRANSACTIONS

The Company leases office space at approximately $800 per month plus costs from a corporation controlled by a Company officer, on a verbal month to month basis. Rent expense under the arrangement in 2006, 2007 and for the nine months ended September 30, 2008 was $9,600, $10,700 and $9,450.

The Company paid approximately $203,000, $106,000 and $67,000 in 2006, 2007 and for the nine months ended September 30, 2008 for consulting fees to various corporations and other entities controlled by Company officers or other related parties.


NOTE 3. FIXED ASSETS

Fixed asset values recorded at cost are as follows:

                                       December 31,
                                     ---------------               Sept. 30,
                                      2006     2007                     2008
                                      ----     ----                     ----

Computer equipment                 $ 4,622   $ 4,622                 $ 4,622
Furniture and fixtures               3,742     3,742                   3,742
                                     -----     -----                   -----
                                     8,364     8,364                   8,364
Less accumulated depreciation       (5,906)   (7,555)                 (8,116)
                                    ------     -----                   -----

Total                              $ 2,458   $   809                 $   248
                                    ======     =====                   ======

Depreciation expense in 2006 and 2007, and for the nine months ended September 30, 2008 was $1,649, $825, and $561.

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)

NOTE 4. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

At December 31, 2006 and 2007 the Company had net operating loss carryforwards of approximately $1,380,000 and $1,685,000 which begin to expire in 2024. The deferred tax asset of $410,000 and $530,000 created by the net operating losses has been offset by a 100% valuation allowance. The change in the valuation allowance in 2006 and 2007 was $142,000 and $120,000.

NOTE 5. NOTES PAYABLE

At December 31, 2006 and 2007, and September 30, 2008 the Company had $170,000, $359,500, and $470,500 in outstanding notes payable to various individuals, unsecured, bearing interest at 6% - 9% per annum, due in full on term expiration, with all amounts at each date either presently due or due within one year. The Company incurred interest expense under the notes in 2006, 2007, and for the nine months ended September 30, 2008 of $28,954, $44,222 and $38,890.


NOTE 6.  STOCKHOLDERS' EQUITY

Common stock
------------

The Company has 100,000,000 shares of authorized common stock, no par value, with 5,750,166 shares issued and 5,550,166 shares outstanding as of December 31, 2006, 8,110,166 shares issued and 7,910,166 shares outstanding as of December 31, 2007, and 10,849,166 shares issued and outstanding as of September 30, 2008. 200,000 shares held in treasury at December 31, 2006 and 2007 were canceled on September 16, 2008.

Preferred stock
---------------

The Company has 10,000,000 shares of authorized preferred stock, out of which 240,000 shares have been designated as Class A convertible preferred stock ("Class A"). The Class A has no par value, is convertible into one share of the Company's common stock with no further consideration at anytime upon the holder's election, and is automatically converted to common upon the filing of a registration statement, merger or board of directors' notice. The Class A has superior liquidation rights to the common stock, and

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)


NOTE 6.  STOCKHOLDERS' EQUITY (Continued):

equal rights to the Class B, and any dividends declared on common stock must be also paid to the holders of the Class A on equal per share basis. 240,000 Class A shares were outstanding as of December 31, 2006 and 2007, all of which were converted to common stock in March 2008. A further 800,000 shares have been designated as Class B convertible preferred stock ("Class B"). The Class B has no par value, is convertible into one share of the Company's common stock with no further consideration at anytime upon the holder's election, and is automatically converted to common upon the filing of a registration statement, merger or board of directors' notice. The Class B has superior liquidation rights to the common stock, and equal rights to the Class A, and any dividends declared on common stock must be also paid to the holders of the Class B on equal per share basis. 139,000 Class B shares were outstanding as of December 31, 2006 and 2007, all of which were converted to common stock in March 2008.

Stock options
-------------

At December 31, 2006 and 2007, and September 30, 2008 the Company had stock options outstanding as described below.

Non-employee stock options
--------------------------

The Company accounts for non-employee stock options under SFAS 123(r), whereby option costs are recorded based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Unless otherwise provided for, the Company covers option exercises by issuing new shares. The Company has no non-employee stock options outstanding.

Employee stock options
----------------------

The Company accounts for employee stock options under SFAS 123(r). Unless otherwise provided for, the Company covers option exercises by issuing new shares. At the beginning of 2006 the Company had 5,000 options outstanding, with 4000 exercisable. During 2006, an additional 1,000 options vested, leaving a year end 2006 count of 5,000 options, exercisable through June 7, 2014 at $.50 per share, allowing the holder to purchase one share of common stock per option. The Company in 2006 recognized $116 in option expenses from vested options issued in earlier years. In 2007 and for the nine months ended September 30, 2008 no options were granted, exercised or cancelled, leaving a balance at December 31, 2007 and September 30, 2008 of 5,000 outstanding employee stock options.

                    INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                         (formerly 4-G PAINTBALL, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          December 31, 2006 and 2007, & September 30, 2008 (Unaudited),
     For The Period From May 24, 2004 (Inception) Through December 31, 2007,
                And For The Period From May 24, 2004 (Inception)
                     Through September 30, 2008 (Unaudited)


NOTE 7. CONTINGENCIES

A law firm which has represented the Company on various matters, has asserted that the Company owes the firm approximately $13,000 more in legal fees than the Company has recorded. The Company and the law firm are currently in discussions over what, if any additional fees are owed.

NOTE 8.  GOING CONCERN

The Company has suffered recurring losses from operations and has a working capital deficit and stockholders' deficit, and in all likelihood will be required to make significant future expenditures in connection with continuing marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from individuals and financial institutions. By doing so, the Company hopes through increased marketing efforts to generate revenues from the operation of competition paintball arenas and sales of related products. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

                                       13

                                   SIGNATURES:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: April 6, 2009
                          International Paintball Association, Inc.


                          ------------------------------------------------------
                          Jeff Huitt, Acting Interim CEO/President
                          CFO and Director

                          ------------------------------------------------------
                          Jeff Compton, Director

                          ------------------------------------------------------
                          Redgie Green, Director

                          ------------------------------------------------------
                          Brenda Webb, Director, Chairman of the Board

                                       45